UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2023

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 10, 2023, Aetherium Acquisition Corp. (the “Company”) received written notice from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with the continued listing requirement to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a period of 180 calendar days, or until November 6, 2023, to regain compliance with the minimum MVLS requirement. To regain compliance, the minimum MVLS of the Company’s common stock is required to meet or exceed $50,000,000 for at least ten consecutive business days during this 180 calendar day compliance period.

In the event that the Company does not regain compliance within the 180 calendar day compliance period, the Company may be eligible to transfer to the Nasdaq Capital Market (the “Capital Market”) prior to the expiry of this period, provided that it satisfies the requirement for continued listing on the Capital Market. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A), or maintain compliance with any other listing requirements to maintain its current listing on the Nasdaq Global Market or satisfy the requirements necessary to transfer the listing of its common stock to the Capital Market.

The MVLS notice is a notification of deficiency, not of delisting, and has no immediate effect on the listing of the Company’s securities on Nasdaq. If it appears to the Staff that the Company will not be able to cure the deficiency prior to November 6, 2023, the Staff will provide written notice to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). The Company expects that its stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

The Company intends to actively monitor the MVLS for the Company’s common stock and will consider available options to resolve the deficiency and regain compliance with Nasdaq Listing Rule 5450(b)(2)(A).

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential transfer to the Nasdaq Capital Market. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, that the common stock will continue to trade under the symbol “GMFI”. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2023

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman